Exhibit 3.2

BYLAWS
OF
MERIDIAN CORPORATION

Article 1
PURPOSE

Section 1.1                                    These are the duly adopted bylaws of Meridian Corporation (the “Corporation”), a Pennsylvania business corporation.

Section 1.2                                    The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

Section 1.3                                    The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

Article 2
SHAREHOLDERS MEETINGS

Section 2.1                                    All meetings of the shareholders shall be held within the Commonwealth of Pennsylvania at such time and place as may be fixed from time to time by the Board of Directors.  Any meeting of shareholders may be held in whole or in part by means of the Internet or other electronic communications technology in the manner and if permitted by law and as determined by the Board of Directors.

Section 2.2                                    The annual meeting of the shareholders shall be held at such time and place as may be set by the Board of Directors but not later than September 30 in each year, when the shareholders shall elect directors to the Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3                                    Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, a majority of the Board of Directors or by one or more shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting.

Section 2.4                                    Written notice of all shareholder meetings, other than adjourned meetings of shareholders, shall state the place, date and hour of the meeting and shall be given to the shareholders of record entitled to vote at such meeting either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his/her address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice, or by any other means permitted by law, at least five (5) days before such meeting unless a greater period of notice is required by applicable law.  If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the shareholder when deposited in the United States mail or with a telegraph office for transmission to such person.  In the case of a special meeting of shareholders, the notice shall also include the general nature of the business to be transacted.

Section 2.5                                    At any annual or special meeting of shareholders, no shareholder shall be entitled to present new business, any proposal, or additional items for action by the shareholders, for consideration at the meeting, unless the shareholder shall have delivered to the Secretary of the Corporation a written notice setting forth in detail the new business, proposal or additional item for action by the shareholders, in the form to be acted upon or considered in the meeting.  Such notice shall be delivered in such manner that it is received by the Secretary at least five (5) days before the date of the meeting, or else the chairman of the meeting shall not be obligated to recognize such matter as eligible for consideration at that meeting.  The Corporation shall not be obligated to notify shareholders, in advance of any meeting, of any shareholder proposals that have been received or may be presented at the meeting.

Article 3
QUORUM OF SHAREHOLDERS

Section 3.1                                    The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum.  If a meeting cannot be organized for lack of a quorum, those present may adjourn the meeting to such time and place as they may determine.  In the case of a meeting for the election of directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings shall constitute a quorum for the election of directors without regard to the other quorum requirements of this section, the Articles of Incorporation or these bylaws.

Article 4
VOTING RIGHTS

Section 4.1                                    Except as may be otherwise provided by applicable law or the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his or her name on the records of the Corporation on the record date fixed for the meeting.  No share shall be voted at any meeting if an installment is due and unpaid thereon.

Section 4.2                                    When a quorum is present at any meeting the vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by law or by the Articles of Incorporation.

Article 5
PROXIES

Section 5.1                                    Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy.  Every proxy shall be executed in writing by the shareholder or his or her duly authorized attorney in fact and filed with the Secretary of the Corporation.  Each proxy shall be revocable at will except solely to the extent that it states expressly that it is irrevocable, and then only to the extent that it is coupled with an interest.  The revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation.  No unrevoked proxy shall be valid after 11 months or such longer period expressly provided therein not in excess of 3 years from the date of execution, unless revoked earlier or unless coupled with an interest.  A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or an adjudication of incapacity is given to the Secretary of the Corporation.

Article 6
RECORD DATE

Section 6.1                                    The Board of Directors may fix a time, not more than sixty (60) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.  The Board of Directors may close the records of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least 10 days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him or her to the Corporation for the purpose of notice.  While the stock transfer records of the Corporation are closed, no transfer of shares shall be made thereon.  If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the records of the Corporation within 10 days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

Article 7
VOTING LISTS

Section 7.1                                    The officer or agent having charge of the transfer records for shares of the Corporation shall make, at least 5 days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder during normal business hours and at the time and place of the meeting during the entire meeting.  The original transfer records for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

Article 8
JUDGES OF ELECTION

Section 8.1                                    In advance of any meeting of shareholders, the Board of Directors may appoint judges of election and any alternates, who need not be shareholders, to act at such meeting or any adjournment thereof.  If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment at the meeting.  The number of judges shall be one or three.  If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed.  No person who is a candidate for office shall act as a judge.

Section 8.2                                    In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

Section 8.3                                    The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

Section 8.4                                    On request of the presiding officer of the meeting, or of any shareholder, the judges of election shall make a report in writing of any challenge or question or matters determined by them.

Article 9
CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

Section 9.1                                    Any action required to be taken at a meeting of the shareholders, or of a class of shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote on such action at a meeting and shall be filed with the Secretary of the Corporation.

Section 9.2                                    The consent or consents in writing required by this Article 9 may be given by proxy in accordance with Section 5.1 hereof.

Article 10
DIRECTORS

Section 10.1                             Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors.  All nominations made by any shareholder must be made in writing, delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, to the Secretary of the Corporation not less than 90 days nor more than 120 days prior to any meeting of the shareholders called for the election of directors.  If less than 90 days’ notice of the meeting is given to the shareholders, the nomination shall be delivered or mailed to the Secretary not later than the close of the 7th day following the day on which notice of the meeting was mailed to shareholders.  Every nomination shall be signed by the nominating shareholder or shareholders and shall include: (i) the signed, written consent of the person nominated to serve as a director; (ii) the name, age, business address and residence address of the nominee; (iii) the principal occupation or employment of the nominee; (iv) a statement whether the nominee is also a director or officer of any other banking, securities, insurance or financial securities organization, and if so the name and address of each such organization; (v) a completed and signed financial and biographical statement concerning the nominee in the form require by applicable banking regulators; (vi) the number of shares of the Corporation beneficially owned by the nominee; (vii) the name and address of the nominating shareholder; and (viii) the number of shares of the Corporation owned by the nominating shareholder.  The Chairman of any meeting called for the election of directors shall reject any nomination made by any shareholder which was not made in accordance with the provisions of this Section, unless the Board of Directors has agreed to waive said provisions as to such nomination.  In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.  Nominations for the election of directors made by the Board of Directors need not comply with the provisions of this Section.

Section 10.2                             Subject to applicable law, the Articles of Incorporation and these Bylaws, the number of directors shall be determined from time to time by resolution adopted by an affirmative majority vote of the Board of Directors.  The number of directors shall be not less than five (5) or more than fifteen (15).

Section 10.3                             The Board of Directors shall be divided into three classes (Class A, Class B and Class C), as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year.  At the first annual meeting of shareholders, directors in Class A shall be elected to hold office for a 1-year term; directors in Class B shall be elected to hold office for a 2-year term; and directors in Class C shall be elected to hold office for a 3-year term.  Each class of directors shall be elected in a separate election.  The term of office, until otherwise fixed, for all directors elected at each annual meeting held after the first annual meeting shall be 3 years from the date of their election.

Section 10.4                             Any director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Chief Executive Officer.  Such resignation shall be effective upon the Chief Executive Officer’s receipt of such notice, or at such later date as may be provided in the written notice of resignation.

Section 10.5                             The Directors shall be natural persons of full age and need not be residents of Pennsylvania.  Each Director shall own, from time to time, the minimum qualifying interest in the Corporation as determined by the Board of Directors.

Article 11
VACANCIES ON BOARD OF DIRECTORS

Section 11.1                             Any vacancies in the Board of Directors for any reason, including vacancies caused by any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum.  Any director chosen to fill a vacancy in any class of directors shall become a member of the class of directors in which the vacancy occurred.  Such director shall hold office for the remainder of the original term of such vacancy.

Article 12
POWERS OF BOARD OF DIRECTORS

Section 12.1                             The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

Article 13
MEETINGS OF THE BOARD OF DIRECTORS

Section 13.1                             An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

Section 13.2                             Regular meetings of the Board of Directors shall be held not less often than ten (10) times per calendar year, at a time and place determined by the Board of Directors.  One or more directors may participate in any regular meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another.

Section 13.3                             Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called at the request of any three Directors.  Not less than 1 day’s notice of each special meeting shall be given to each director.  One or more directors may participate in any special meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

Section 13.4                             At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business.  In the absence of the Secretary, the Board of Directors may designate any director or officer present at a meeting to be a secretary of the meeting.  If a quorum is present, the acts of a majority of the directors present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by applicable law or by the Articles of Incorporation or by these Bylaws.

Section 13.5                             A director of the Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered into the minutes of the meeting or unless he or she shall file his written dissent to such action with the person acting as the secretary of the meeting before the minutes are formally approved by the Board of Directors or shall forward such dissent by registered mail to the secretary of the Corporation within 5 days after the date a copy of the minutes of the meeting is received.  Such right to dissent shall not apply to a director who voted in favor of such action.

Article 14
INFORMAL ACTION BY THE BOARD AND COMMITTEES

Section 14.1                             Any action which may be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent or consents in writing setting forth the action shall be signed by all of the directors or all of the members of the committee in question and shall be filed with the secretary of the Corporation.

Article 15
COMPENSATION OF DIRECTORS

Section 15.1                             Directors, as such, may receive a stated salary for their services or fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.  In addition to or in lieu of the foregoing, Directors may be compensated with shares or options to purchase shares of the Corporation’s stock.

Article 16
COMMITTEES

Section 16.1                             The standing committees which shall be appointed from time to time by the Board of Directors shall be the Audit Committee, the Loan and Investment Committee, the Compensation Committee and such other committees as may be deemed necessary by the Board or shareholders for efficient operation of the Corporation.

Section 16.2                             The Audit Committee shall consist of not less than three nor more than five Directors, none of whom shall be active officers of the Corporation, and a majority of whom shall constitute a quorum.  The Audit Committee, or the full Board of Directors in absence of action by the Audit Committee, shall at least once in each year cause to be made, by a certified public accountant selected for the purpose, an independent audit of the Corporation’s financial condition and results of operation.  Upon completion of the audit the certified public accountant shall make a report thereof and its recommendations to management in accordance with applicable law and any requirements imposed by the Audit Committee or the Board of Directors.

Section 16.3                             Each committee shall elect a presiding officer from its members and, except to the extent provided by these Bylaws or resolution of the Board of Directors, may fix its own rules of procedure which shall not be inconsistent with express requirements of these Bylaws or any resolution of the Board of Directors applicable to such committee.  It shall keep regular minutes of proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

Article 17
OFFICERS

Section 17.1                             The Chairman shall be elected by the Board of Directors at its initial annual organization meeting.  The officers shall include a Chief Executive Officer, a President (who may, but need not, be the same individual as the Chief Executive Officer), a Secretary and a Treasurer.  The Corporation shall also have one or more Vice Presidents and such other officers and assistant officers, and appoint such agents, as it shall deem necessary from time to time, who shall hold their offices for such terms, have such authority and perform such duties, as may from time to time be prescribed by the Chief Executive Officer and approved by the Board of Directors.  The Board of Directors may, but need not, appoint a director or officer to act as secretary of the meeting to take minutes of any one or more meetings of the Board of Directors in the absence of the Secretary.  Any two or more offices may be held by the same person except both the offices of President and of Treasurer.

Section 17.2                             The Chairman of the Board shall preside at all meetings of the shareholders and directors.  He or she shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.

Section 17.3                             The Chief Executive Officer shall be a member of the Board of Directors, and shall have general and active management of the business of the Corporation and shall supervise the carrying out of the policies adopted or approved by the Board.  The Chief Executive Officer shall have general executive powers as well as any specific powers and duties as may be conferred upon him or her by the Board, subject, however, to the right of the Board of Directors to delegate any specific powers, to any other officer or officers of the Corporation, except such as may be by law exclusively conferred on the Chief Executive Officer.  The Chief Executive Officer shall have power to execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 17.4                             The Vice Presidents shall have such duties and powers as may from time to time be assigned to them by the Chief Executive Officer, subject to the authority of the Board of Directors.  One or more may be designated Executive Vice President or Senior Vice President.

Section 17.5                             The Secretary shall keep the minutes of the meetings of the shareholders and of the Board of Directors.  He or she shall have charge of the corporate records, papers, and the corporate seal of the Corporation.  He or she shall give notice of all meetings of shareholders, of the Board of Directors (and of special meetings of any executive committee).

Section 17.6                             The Treasurer shall be responsible for all money, funds, securities, fidelity and indemnity bonds and other valuables belonging to the Corporation; shall cause to be kept proper records of the transactions of the Corporation; and shall perform such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, subject to the authority of the Board of Directors.

Section 17.7                             The compensation of the Chief Executive Officer of the Corporation shall be fixed by the Board of Directors, or by the Compensation Committee with the approval of the Board of Directors.

Section 17.8                             Notwithstanding any contract or agreement of the Corporation or any written statement or policy, all officers and employees serve at the will of the Board of Directors and may be terminated at any time by the Board of Directors without prior notice, subject however, to any damages or other remedies which may be available for such termination under any agreement or applicable law.

Article 18
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 18.1                             A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.  In performing his or her duty, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; (c) a committee of the Board of Directors upon which he or she does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.  A director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause his or her reliance to be unwarranted.

Section 18.2                             In discharging the duties of their respective positions, the Board of Directors, committees of the board, and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors.  The consideration of those factors shall not constitute a violation of Section 18.1.

Section 18.3                             Absent a breach of fiduciary duty, lack of good faith or self-dealing, or breach of applicable law or regulations, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 18.4                             A director of the Corporation shall not be personally liable for monetary damages as such for any action taken or for any failure to take any action to the extent that: (a) the director has not breached or failed to perform the duties of his or her office under the provisions of Sections 18.1 and 18.2; and (b) the breach or failure to perform does not constitutes self-dealing, willful misconduct or recklessness or breach of applicable law or regulations.

Section 18.5                             The Corporation shall indemnify any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 18.6                             Except as may be otherwise ordered by a court, there shall be a presumption each director, officer and/or employee is entitled to indemnification as provided in Section 18.5 of this Article unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation.  In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 18.5 of this Article.

Section 18.7                             Expenses incurred by a director, officer and/or employee in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 18.6 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

Section 18.8                             The indemnification provided by this Article shall not be deemed exclusive of any other rights, to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.  The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

Section 18.9                             The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations arising under this Article.

Section 18.10                      The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer and/or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer and/or employee of a corporation, partnership, joint venture trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

Section 18.11                      Indemnification, advancement of expenses and other actions under this Article shall not be made in any case where applicable banking laws or regulations prohibit the same, or where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Article 19
DIVIDENDS

Section 19.1                             Subject to the requirements of applicable law, the Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation (including without limitation a stock split effected in the form of a stock dividend), as long as any dividend shall not be in violation of law or the Articles of Incorporation.

Article 20
FINANCIAL REPORTS TO SHAREHOLDERS

Section 20.1                             In addition to any other requirements imposed by applicable law , the Chief Executive Officer and the Board of Directors shall present to the Corporation’s shareholders, at or prior to each annual meeting of the shareholders, a full and complete statement of the business and affairs of the Corporation for the preceding fiscal year.

Article 21
SIGNING AND APPROVAL AUTHORITIES

Section 21.1                             In addition to the specific approval and signing authorities, or any limitations thereon, provided by applicable law, the Articles of Incorporation or these Bylaws, the various officers and employees of the Corporation shall have such authorities to approve transactions and sign or otherwise execute agreements, checks, orders, items, instruments, certificates and other documents, as the Board of Directors may establish from time to time by resolution or resolutions.

Article 22
FISCAL YEAR

Section 22.1                             The fiscal year of the Corporation shall end on December 31 in each year.

Article 23
WAIVER OF NOTICES

Section 23.1                             Any written notice required to be given hereunder need not be given if there is a waiver thereof in writing, signed by the person entitled to such notice, whether before or after the time when the notice would otherwise be required to be given.  Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.  Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of shareholders.  To the extent that applicable law gives electronic communications or signatures the effect of written communications or signatures, any such waiver may be made by electronic means.

Article 24
EMERGENCIES

Section 24.1                             The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any different provisions of law, of the Articles of Incorporation or of these Bylaws, be effective during any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board of Directors cannot readily be assembled (“Emergency Bylaws”).  The Emergency Bylaws may make any provision that may be appropriate for the circumstances of the emergency including, procedures for calling meetings of the Board of Directors, quorum requirements for meetings and procedures for designating additional or substitute directors.

Section 24.2                             The Board of Directors, either before or during any emergency, may provide, and from time to time modify, lines of succession in the event that during the emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties and may, effective in the emergency, change the head offices or designate several alternative head offices or regional offices of the Corporation or authorize the officers to do so.

Section 24.3                             A representative of the Corporation acting in accordance with Emergency Bylaws shall not be liable except for willful misconduct and shall not be liable for any action taken by him or her in good faith in an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the Emergency Bylaws.

Section 24.4                             To the extent not inconsistent with any Emergency Bylaws so adopted, the Bylaws of the Corporation shall remain in effect during any emergency and, upon its termination, the Emergency Bylaws shall cease to be effective.

Section 24.5                             Unless otherwise provided in Emergency Bylaws, notice of any meeting of the Board of Directors during an emergency shall be given only to those directors to whom it is feasible to reach at the time and by such means as are feasible at the time, including publication, radio or television.  To the extent required to constitute a quorum at any meeting of the Board of Directors during any emergency, the officers of the Corporation who are present shall, unless otherwise provided in Emergency Bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

Article 25
CORPORATE SEAL

Section 25.1                             The Board of Directors may adopt a corporate seal for the Corporation for use in sealing executed documents and instruments.  The corporate seal shall be in such form as the Board of Directors may determine from time to time.

Article 26
AMENDMENTS

Section 26.1                             These Bylaws may be altered, amended or repealed by either (i) the affirmative vote of the holders of a majority of the outstanding shares of Common Stock at a regular or special meeting of the shareholders; or (ii) action of the Board of Directors (except the directors shall not make or alter any bylaws fixing their qualification, classification or term of office), subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.